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                          Independent Auditors' Consent


The Board of Directors
Ablest Inc.:

We consent to the incorporation by reference in this Form S-8 of Ablest Inc. of our report dated February 16, 2001, with respect to the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2000, which report appears in the December 31, 2002, annual report on Form 10-K of Ablest Inc.



                                             KPMG LLP



Tampa, Florida
January 9, 2004